EXHIBIT 5


                          HELLER, HOROWITZ & FEIT, P.C.
                                ATTORNEYS AT LAW
                               292 MADISON AVENUE
                              NEW YORK, N.Y. 10017
                                 (212) 685-7600


JACOB W. HELLER                                                COUNSEL
RICHARD F. HOROWITZ                                       ROBERT C. MALABY
ELI FEIT                                                       -----
LAWRENCE J. TOSCANO                                         CABLE ADDRESS
STUART A. BLANDER                                          HELLFEITER, N.Y
SIGMUND S. WISSNER-GROSS                                       -----
MAURICE W. HELLER                                           TELECOPIER
ALAN A. HELLER                                            (212) 695-9450
  --------
IRVING ROTHSTEIN
MAY ORENSTEIN
JOEL C. HAIMS

                                                                   June 20, 1996

Farmstead Telephone Group, Inc.
81 Church Street
East Hartford, Connecticut 06108

Gentlemen:

         As counsel for your Company, we have examined your Articles of Incorporation, By-Laws, such other corporate records, documents and proceedings and such questions of law as we have deemed relevant for the purpose of this opinion.

         We have also, as such counsel, examined the Registration Statement (the "Registration Statement") of your Company on Form S-8, covering the registration under the Securities Act of 1933, as amended, of the proposed offer and sale of up to 3,500,000 shares of Common Stock, par value $.001 (the "Common Stock"), underlying stock options, including the reoffer and resale of up to 1,798,500 shares of Common Stock underlying stock options currently held by officers and/or directors of the Company. Our review has also included the exhibits and forms of prospectus (the "Prospectus") included in the Registration Statement.

         On the basis of such examination, we are of the opinion that:

         1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Delaware, with corporate power to conduct the business which it conducts as described in the Registration Statement.

         2. The shares of Common Stock identified above have been duly and validly authorized and created and, subject to the payment therefore pursuant to the terms of the options, will be duly and validly issued as fully paid and nonassessable shares of Common Stock of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/
                                  HELLER, HOROWITZ & FEIT, P.C.